Kramer Levin Naftalis & Frankel LLP

July 27, 2012

Spectrum Group International, Inc.

1063 McGaw

Irvine, CA 92614

Ladies and Gentlemen:

We have acted as tax counsel to Spectrum Group International, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (Commission File No. 333-180214) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”), with respect to the anticipated issuance by the Company to its shareholders of record as of July 31, 2012 of transferable subscription rights (the “Rights”) entitling the holders thereof to purchase shares of common stock, par value $0.01 per share, of the Company at a price of $1.90 per share.

For purposes of the opinion set forth below, we have reviewed and relied upon the Registration Statement, the Prospectus and such other documents, records, and instruments as we have deemed necessary or appropriate as a basis for our opinion and we have assumed that the offering of the subscription rights will be consummated as described in the Registration Statement. In addition, in rendering our opinion we have relied upon certain representations and information provided to us and statements of factual matters made by the Company, which we have neither investigated nor verified. We have assumed that such representations, information and statements are true, correct, complete, and not breached, and that no actions that are inconsistent with such representations, information or statements will be taken. We have also assumed that all statements made “to the best knowledge of” or “beliefs” of any persons will be true, correct, and complete as if made without such qualification. Any inaccuracy in, or breach of, any of the aforementioned representations, information, statements and assumptions, or any change after the date hereof in applicable law, could adversely affect our opinion. No ruling has been (or will be) sought from the Internal Revenue Service (the “Service”) by the Company in connection with the Company’s distribution of the subscription rights. The opinion expressed herein is not binding on the Service or any court, and there can be no assurance that the Service or a court of competent jurisdiction will not disagree with such opinion.

Based upon and subject to the foregoing as well as the limitations set forth below, under presently applicable United States federal income tax law, the statements of law with respect to the receipt, exercise, lapse and transfer of the subscription rights set forth in the Prospectus under the section heading “Material U.S. Federal Income Tax Consequences” constitute our opinion as to the material United States federal income tax consequences of the receipt, exercise, lapse and transfer of the Rights.

1177 Avenue of the Americas   New York NY 10036-2714   Phone 212.715.9100   Fax 212.715.8000

990 Marsh Road   Menlo Park CA 94025-1949   Phone 650.752.1700   Fax 650.752.1800

47 Avenue Hoche   75008 Paris France   Phone (33-1) 44 09 46 00   Fax (33-1) 44 09 46 01

www.kramerlevin.com

Kramer Levin Naftalis & Frankel LLP

No opinion is expressed as to any matter not specifically addressed above. Also, no opinion is expressed as to the tax consequences related to the subscription rights under any non-United States, or any state, or local tax law. Furthermore, our opinion is based on current United States federal income tax law and administrative practice, and we do not undertake to advise you as to any changes in federal income tax law or administrative practice that may affect our opinion unless we are specifically asked to do so.

We hereby consent to the discussion in the Prospectus under the heading “Material U.S. Federal Income Tax Consequences” and the filing of this opinion as an exhibit to the Registration Statement. We also hereby consent to the reference to this firm under the caption “Legal Matters” in the Prospectus. The giving of this consent, however, does not constitute an admission that we are “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas   New York NY 10036-2714   Phone 212.715.9100   Fax 212.715.8000

990 Marsh Road   Menlo Park CA 94025-1949   Phone 650.752.1700   Fax 650.752.1800

47 Avenue Hoche   75008 Paris France   Phone (33-1) 44 09 46 00   Fax (33-1) 44 09 46 01

www.kramerlevin.com